Press Release

For immediate release

Company contact: Larry C. Busnardo, Senior Director, Investor Relations, 303-312-8514

Bill Barrett Corporation Provides Commodity Price and Derivatives Update and
Schedules First Quarter 2017 Financial Results Conference Call

DENVER - April 18, 2017 - Bill Barrett Corporation (the “Company”) (NYSE: BBG) announced today that it is providing an update on certain first quarter of 2017 items, including commodity price and derivatives data and the weighted average basic and diluted shares outstanding. The Company also announced that it will host conference call on Wednesday, May 3, 2017, to discuss its first quarter of 2017 financial and operating results.

COMMODITY PRICE AND DERIVATIVES UPDATE

For the first quarter of 2017, West Texas Intermediate (“WTI”) oil prices averaged $51.92 per barrel, Northwest Pipeline (“NWPL”) natural gas prices averaged $2.99 per MMBtu and NYMEX natural gas prices averaged $3.32 per MMBtu. The Company had derivative commodity swaps in place for the first quarter of 2017 for 6,500 barrels of oil per day tied to WTI pricing at $58.20 per barrel, 10,000 MMBtu of natural gas per day tied to NWPL regional pricing at $2.96 per MMBtu and no hedges in place for NGLs.

Based on preliminary unaudited results, the Company expects to realize a cash commodity derivative gain of $3.6 million in the first quarter due to positive derivative positions. The Company expects its first quarter commodity price differentials to benchmark pricing - before commodity derivative gains and in relation to delivery location and quality adjustments - to approximate: oil less $4.00 price per barrel versus WTI; and natural gas less $0.33 per thousand cubic feet (“Mcf”) compared to NWPL. The Denver-Julesburg Basin oil price differential averaged $2.78 per barrel as the Company benefits from having no long-term oil marketing agreements. NGL prices averaged approximately 39% of the WTI price per barrel.

The following table summarizes the Company’s hedge position for 2017 and 2018 as of April 18, 2017:

	Oil (WTI)		Natural Gas (NWPL)

Period	Volume Bbls/d	Price $/Bbl	Volume MMBtu/d	Price $/MMBtu

2Q17 3Q17 4Q17	6,625 7,125 7,125	58.10 58.77 58.77	10,000 10,000 10,000	2.96 2.96 2.96
1Q18	4,250	54.64
2Q18	4,250	54.64
3Q18	2,000	54.34
4Q18	2,000	54.34

Realized sales prices will reflect basis differentials from the index prices to the sales location.

WEIGHTED AVERAGE SHARES OUTSTANDING

The Company estimates that the weighted average common basic and diluted shares for the first quarter will be approximately 74.5 million.

FIRST QUARTER 2017 EARNINGS CONFERENCE CALL

The Company plans to issue its first quarter 2017 financial and operating results press release after the market close on Tuesday, May 2, 2017. The Company will host a conference call on Wednesday, May 3, 2017, to discuss the results. The call is scheduled at 10:00 a.m. Eastern time (8:00 a.m. Mountain time). Please join the webcast conference call live at www.billbarrettcorp.com, accessible from the Investor Relations page. To join by telephone, call 855-760-8152 (631-485-4979 international callers) with passcode 10337349. A replay of the call will be available through May 10, 2017, at 855-859-2056 (404-537-3406 international) with passcode 10337349.

Forward-Looking Statements

All statements in this press release, other than statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as expects, forecast, guidance, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements herein; however, these are not the exclusive means of identifying forward-looking statements. Forward-looking statements in this release relate to, among other things, first quarter commodity derivative gains, commodity price differentials, number of shares outstanding, future financial performance and business expectations.

These and other forward-looking statements in this press release are based on management’s judgment as of the date of this release and are subject to numerous risks and uncertainties. Please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC and other filings, including our Current Reports on Form 8-K and Quarterly Reports on Form 10-Q, all of which are incorporated by reference herein, for further discussion of risk factors that may affect the forward-looking statements. Risks also include potential differences between expected reported results and actual reported results after the Company’s financial statements and related reviews are finalized. The Company encourages you to consider the risks and uncertainties associated with projections and other forward-looking statements and to not place undue reliance on any such statements. In addition, the Company assumes no obligation to publicly revise or update any forward-looking statements based on future events or circumstances.

ABOUT BILL BARRETT CORPORATION

Bill Barrett Corporation (NYSE: BBG), headquartered in Denver, Colorado, develops oil and natural gas in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.